Excelsior Funds Trust
Exhibit 77C

A Special Meeting of Shareholders of Excelsior Funds
Trust (the Company) and each of its portfolios
(the Funds) was held on March 30, 2007, for the purpose of seeking shareholder approval of the following proposal:
to approve new investment advisory agreements by and among UST Advisers, Inc., United States Trust Company, National
Association, on behalf of its Asset Management Division, U.S. Trust New York Asset Management Division and the
Company, on behalf of the Funds. The number of votes necessary to conduct the meeting and approve the proposal was obtained. The results of the votes of shareholders are listed below.

Equity Income Fund
For
15,004,710.199
Against
69,167.666
Abstain
28,045.000
Equity Opportunities Fund
For
15,890,842.151
Against
16,544.962
Abstain
771.000
High Yield Fund
For
15,794,959.655
Against
30,927.324
Abstain
249,577.222
International Equity Fund
For
5,138,808.000
Against
..000
Abstain
..000
Mid Cap Value and Restructuring Fund
For
7,879,533.211
Against
19,517.123
Abstain
87,756.460